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Exhibit 99.1

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Investor Contact:
Brooke Martellaro
303-784-1197
brooke.martellaro@dexmedia.com

Media Contact:
Pat Nichols
303-784-1555
303-949-9672
pat.nichols@dexmedia.com

Dex Media East LLC Reports Financial Results
For Second Quarter 2003

Dex Media East Voluntarily Pays Down $85 Million of Debt in Second Quarter
With an Additional $40 Million of Third Quarter Debt Prepayment to be Made Today

        DENVER—August 11, 2003—Dex Media East LLC today reported results for its second quarter ended June 30, 2003. Dex Media East is the official, exclusive directory publisher for Qwest Communications International Inc., operating under the market brand QwestDex for the states of Colorado, Iowa, Minnesota, Nebraska, New Mexico (including El Paso, Texas), North Dakota and South Dakota.

        Dex Media East reported EBITDA* (earnings before interest, taxes, depreciation and amortization) of $86.1 million for the second quarter of 2003. EBITDA, as adjusted* to exclude the effects of purchase accounting ("EBITDA, as adjusted") for the second quarter 2003 was $95.7 million. The Company also reported a second quarter net loss of $11.9 million, which, excluding the effects of purchase accounting, would have been a net loss of $2.3 million.

        "Dex Media East delivered another strong quarter from both a financial and operational perspective," said George Burnett, president and CEO of Dex Media East. "As a result of our focus on delivering customer value, we continue to generate solid revenue growth during challenging economic times. From an operational perspective, we made significant progress in establishing effective stand-alone capabilities that will improve our long-term productivity and profitability."

        Dex Media East also reported voluntary senior secured debt repayments in the quarter of $85 million and further announced an additional third quarter prepayment of $40 million that is being made today. "The company's strong operating performance has enabled us to prepay a total of $200 million of debt since the acquisition in November 2002—$50 million in 2002, $25 million in the first quarter of 2003, $85 million in the second quarter of 2003 and $40 million today," said Robert Neumeister, CFO of Dex Media East. "We are pleased to report that we are ahead of our projections for retiring our debt and that our leverage ratio has improved each quarter."

        The Company's second quarter 2003 net loss of $11.9 million, or $2.3 million excluding the effects of purchase accounting, compares to net income of $48.1 million for the second quarter of 2002. Included in the reported net loss in 2003 is interest expense of $49.8 million compared to $23.3 million in 2002, and depreciation and amortization of $56.2 million compared to $2.8 million in 2002. The 2003 net loss also includes a tax benefit of $8.0 million compared to tax expense of $32.6 million in 2002.

Operating Results

        As a result of the acquisition of Dex Media East from Qwest Dex, Inc., results for 2003 are not comparable to 2002 due to purchase accounting adjustments, interest from acquisition debt and incremental stand-alone costs.

        The acquisition has been accounted for under the purchase method of accounting in accordance with GAAP (generally accepted accounting principles). Under this method, the pre-acquisition deferred revenue and related deferred costs associated with directories that were published prior to the acquisition date were not carried over to Dex Media East's balance sheet. The impact of this adjustment was to reduce second quarter revenue and cost of revenue by $13.6 million and $4.0 million, respectively. (These adjustments have no cash flow impact.)

        Dex Media East reported second quarter 2003 revenue of $164.3 million compared to $171.9 million in the same quarter last year. Excluding the effects of purchase accounting, which totaled $13.6 million, revenue for the quarter would have been $177.9 million, a 3.5 percent increase over the same quarter last year. Growth is due, in part, to Qwest's acceleration of its payment under its take-or-pay contract with Dex Media East, a modest improvement in national sales and continued solid local sales.

        Revenue for the six months ended June 30, 2003, was $317.2 million compared to $342.0 million for the same period in 2002. Excluding the effects of purchase accounting, year-to-date 2003 revenue would have been $355.4 million, a 3.9 percent increase over the same period in 2002.

        In the second quarter 2003, general and administrative expenses were $23.7 million compared to $14.0 million for the three months ended June 30, 2002. The increase is partially due to the incurrence of costs to create stand-alone capability in information technologies, finance and human resources. In addition, the 2002 period includes pension credits which were generated by Qwest's over-funded pension plan. Included in the incremental stand-alone costs are salaries, wages and benefits of $6.0 million and professional services of $2.6 million. Also, bad debt expense increased by $3.3 million over the same period in 2002. Partially offsetting these increased expenses are lower charges for outside services.

        For the second quarter 2003, EBITDA, as adjusted, of $95.7 million, includes $4.4 million in non-operating expenses related to financing commitments extending through the close of Dex Media West.

* Non-GAAP financial measures

        In addition to disclosing financial results that are determined in accordance with GAAP, Dex Media East also discloses EBITDA (earnings before interest, taxes, depreciation and amortization), and EBITDA, as adjusted, which are non-GAAP measures. Management believes that providing this additional information to investors regarding Dex Media East's ability to meet debt service, capital expenditures and working capital requirements enables investors to better assess and understand operating performance. Dex Media East does not intend for the information to be considered in isolation or as a substitute for GAAP measures. Other companies may define the measures differently.

        The most directly comparable GAAP measure to EBITDA and EBITDA, as adjusted, is net (loss) income. EBITDA and EBITDA, as adjusted, are reconciled to net (loss) income as follows (in millions):

	For the Three Months Ended June 30
	2003	2002
Net (loss) income	$(11.9)	$48.1
Depreciation and amortization	56.2	2.8
Interest expense—net	49.8	23.3
Income tax (benefit) provision	(8.0)	32.6

EBITDA	$86.1	$106.8
Effects of purchase accounting:
Revenue	$13.6	—
Cost of revenue	(4.0)	—

EBITDA, as adjusted	$95.7	$106.8

Other Financial and Operational Highlights

        Second quarter 2003 highlights include:

  •
  Completion of a successful bond exchange offer in April, with nearly 100 percent of the senior and senior subordinated notes tendered

  •
  Appointment of Frank Eichler, an experienced attorney with a strong business operating background, as General Counsel and Secretary for the company

  •
  Continued strong sales of non-traditional products, including awareness products, White Pages advertising, Internet products and bilingual directories

Second Quarter Conference Call

        A conference call will be held Friday, August 15, 2003, at 11 a.m. Eastern Daylight Time. The domestic dial-in number is 800-223-9488 and the international dial-in number is 785-832-0326. Dex Media is the password. Please call 10 minutes in advance to facilitate an on-time start. The call will be broadcast on Dex Media East's web site at www.dexmedia.com. A replay of the call will be available at 800-283-4641 in the U.S. or 402-220-0851 internationally through 11:59 p.m., September 14, 2003.

        Please note:    All statements made by Dex Media East officers on this call are the property of Dex Media East and subject to copyright protection. Recording of the call is prohibited without the express written consent of Dex Media East.

About Dex Media East

        Dex Media East provides local and national advertisers with industry-leading directory, Internet and direct marketing solutions. As the official, exclusive publisher for Qwest Communications International Inc., Dex Media East publishes 152 directories in Colorado, Iowa, Minnesota, Nebraska, New Mexico (including El Paso, Texas), North Dakota and South Dakota. As the sixth largest U.S. directory publisher, Dex Media East distributes 19 million print directories, reaching customers with accurate, complete and trusted information. Our information is also available online at qwestdex.com and on CD-ROM.

Safe Harbor for Forward-Looking and Cautionary Statements

        Certain statements in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve a number of risks, uncertainties and other factors that could cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. The following important factors could affect future results: continuing weakness in the U.S. economy; increased competitive pressure from other directory publishers; changes in interest rates or a reduction in the Company's cash flow that could impair the Company's ability to service its debt obligations; the Company's high level of indebtedness; and risks related to the start-up of new directories and media services.

        Other factors which could materially affect such forward-looking statements can be found in the Company's Registration Statement on Form S-4, including the risk factors. Investors, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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Dex Media East LLC Reports Financial Results For Second Quarter 2003